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                                                                      Exhibit a3

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           COLUMBIA GROWTH FUND, INC.

         Pursuant to ORS 60.134, Columbia Growth Fund, Inc. (the "Corporation") hereby adopts an amendment to its Amended and Restated Articles of Incorporation.

         1. The name of the Corporation is Columbia Growth Fund, Inc.

         2. The Corporation's Amended and Restated Articles of Incorporation are amended to add new Sections E and F to Article III as follows:

         "E. The Board of Directors hereby redesignates 450,000,000 shares of the authorized but unissued shares of Common Stock as 100,000,000 authorized but unissued shares of Class A Common Stock, 100,000,000 authorized but unissued shares of Class B Common Stock, 100,000,000 authorized but unissued shares of Class D Common Stock and 150,000,000 authorized but unissued shares of Class G Common Stock.

         F. The shares of Class A Common Stock, Class B Common Stock, Class D Common Stock and Class G Common Stock classified hereby shall have the relative rights, preferences, and limitations as set forth elsewhere in these Articles with respect to Common Stock generally, shall be subject to the charges and expenses imposed by the Board of Directors pursuant to a plan adopted under Rule 18f-3 (or successor or similar provision) under the 1940 Act and disclosed in the registration statement of the Corporation on Form N-1A (or any successor form) filed with the Securities and Exchange Commission, including the Corporation's prospectus and Statement of Additional Information as amended from time to time, in effect at the time such shares are issued (the "Registration Statement"), and shall have the following relative rights, preferences and limitations:

            (1) At the times determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the 1940 Act and as disclosed in the Registration Statement, (i) shares of Class B Common Stock shall be automatically converted into shares of Class A Common Stock of the Corporation and (ii) Class G Common Stock of the Corporation shall be automatically converted into shares of Class A Common Stock of the Corporation, subject, in each case, to any conditions of conversion imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and disclosed in the Registration Statement."

         3. The amendment was adopted by the Board of Directors on July 31, 2002.

         4. Pursuant to ORS 60.434(6) shareholder action was not required.

         DATED: October 30, 2002


                           COLUMBIA GROWTH FUND, INC.

                           By:   JEFF B. CURTIS
                                 --------------------
                                 Jeff B. Curtis
                                    President